EXHIBIT 99.1
                                                                    ------------



                 ATMI REPORTS THIRD QUARTER FINANCIAL RESULTS


      DANBURY, CT -- OCTOBER 24, 2007 -- ATMI, Inc. (NASDAQ: ATMI) today announced revenues increased 11% to $91.1 million in the third quarter of 2007, compared with $82.1 million in the third quarter of 2006. Net income was $11.3 million, compared with $11.4 million a year ago, while earnings per diluted share were $0.32, compared with $0.31 per diluted share in the third quarter of 2006. Earnings in the third quarter of 2006 included a $1.7 million, or $0.04 per diluted share, tax benefit.


      For the nine months ended September 30, 2007, revenues were $265.7 million, up 10% from $241.5 million in the comparable 2006 period. Net income decreased 7% to $26.9 million compared with $28.8 million in the first nine months of 2006, and earnings per diluted share decreased to $0.76 from $0.77, which included the $0.04 per diluted share tax benefit in 2006.


      Doug Neugold, ATMI Chief Executive Officer, said, "Third quarter revenues reflect strength in memory, logic, and foundry semiconductor production, as well as improving materials packaging sales for flat panel applications, which have begun to rebound after a couple quarters of relatively flat results. Beyond improved wafer starts and flat panel strength, we are very encouraged by customer interest in our new, value-based process efficiency solutions."


      Neugold continued, "In particular, RegenSi and AutoClean are gaining customer acceptance, and we continue to expect significant revenue contribution from these and other non-node-specific products, in 2008."








                                   -- MORE --

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ATMI Reports Third Quarter 2007 Financial Results - Page 2 of 6


      Tim Carlson, Chief Financial Officer said, "The third quarter results show evidence of ATMI beginning to see leverage from its growth, as operating expenses declined sequentially from last quarter. Operating margin improved to 17% in the third quarter of 2007 compared to 15% in the third quarter of last year, and 13% in the second quarter of this year."


      Carlson continued, "Based on current market demand, momentum in our new product ramps, and customer penetration, we estimate revenues for the fourth quarter in the range of $91 million to $96 million, with earnings per diluted share between $0.31 and $0.36."


      Share repurchases were $22.7 million in the third quarter and $45.6 million in the first nine months of 2007.


      A conference call (dial-in: 888.822.9375) discussing the company's recent financial results and business outlook will begin at 11:00 a.m. Eastern time, October 24, 2007. A replay of the call will be available for 48 hours at
800.642.1687 (access code 6644834). An audio webcast of the conference call will be available for 30 days on atmi.com.


      ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.


      ATMI, Autoclean, RegenSi, and SDS are trademarks or registered trademarks in the United States, other countries, or both.

ATMI Reports Third Quarter 2007 Financial Results - Page 3 of 6


      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
      Dean Hamilton
      Director, ATMI Investor Relations & Corporate Communications
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com

                                     # # # #

                                  TABLES FOLLOW

ATMI Reports Third Quarter 2007 Financial Results - Page 4 of 6




                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                      SEPTEMBER 30,             SEPTEMBER 30,
                                   2007         2006         2007         2006
                                 --------     --------     --------     --------
Revenues                         $ 91,131     $ 82,124     $265,717     $241,544
Cost of revenues                   45,158       40,216      135,285      120,886
                                 --------     --------     --------     --------
Gross profit                       45,973       41,908      130,432      120,658
Operating expenses:
  Research and                      7,225        6,673       21,769       19,030
development
  Selling, general, and
  administrative                   23,617       22,775       74,407       67,882
                                 --------     --------     --------     --------
  Total operating expenses         30,842       29,448       96,176       86,912
                                 --------     --------     --------     --------


Operating income                   15,131       12,460       34,256       33,746

Other income, net                   1,761        2,089        5,568        6,699
                                 --------     --------     --------     --------

Income before income               16,892       14,549       39,824       40,445
taxes

Income taxes                        5,565        3,195       12,903       11,611
                                 --------     --------     --------     --------

Net income                       $ 11,327     $ 11,354     $ 26,921     $ 28,834
                                 ========     ========     ========     ========


Earnings per diluted             $   0.32     $   0.31     $   0.76     $   0.77
share

Weighted-average shares
outstanding - diluted              35,044       36,314       35,339       37,232

ATMI Reports Third Quarter 2007 Financial Results - Page 5 of 6




                                   ATMI, INC.
                      SCHEDULE OF EQUITY-BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                     THREE MONTHS ENDED       NINE MONTHS ENDED
                                        SEPTEMBER 30,           SEPTEMBER 30,
                                     2007(1)     2006(2)     2007(3)     2006(4)
                                     ------      ------      ------      ------

Cost of revenues                     $  118      $  248      $  257      $  742
Research and development                138         205         387         615
Selling, general, & administrative    1,320       2,055       5,193       6,514
                                     ------      ------      ------      ------


Total equity-based compensation       1,576       2,508       5,837       7,871
      expense                        ------      ------      ------      ------

Benefit from income taxes               552         855       1,979       2,684
                                     ------      ------      ------      ------

Equity-based compensation
       Expense, net of income taxes  $1,024      $1,653      $3,858      $5,187
                                     ======      ======      ======      ======


(1) Amounts include amortization expense related to stock options of $0.8 million, and restricted stock awards of $0.7 million, recorded under FAS 123(R).

(2) Amounts include amortization expense related to stock options of $1.4 million, employee stock purchase plan of $0.1 million, and restricted stock awards of $1.0 million, recorded under FAS
      123(R).

(3) Amounts include amortization expense related to stock options of $3.4 million, and restricted stock awards of $2.2 million, recorded under FAS 123(R).

(4) Amounts include amortization expense related to stock options of $4.6 million, employee stock purchase plan of $0.4 million, and restricted stock awards of $2.6 million, recorded under FAS
      123(R).

ATMI Reports Third Quarter 2007 Financial Results - Page 6 of 6




                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)




BALANCE SHEET HIGHLIGHTS                          SEPTEMBER 30,   DECEMBER 31,
                                                       2007           2006
                                                     --------       --------
                                                   (UNAUDITED)
Assets
   Cash & marketable securities (1)                  $214,690       $204,687
   Accounts receivable, net                            55,045         55,867
   Inventories, net                                    48,378         47,339
   Other current assets                                24,371         24,341
                                                     --------       --------
      Total current assets                            342,484        332,234
   Property, plant, and equipment, net                102,515         92,719
   Marketable securities, non-current (1)                --           14,379
   Other assets                                        47,333         48,705
                                                     --------       --------
        Total assets                                 $492,332       $488,037
                                                     --------       --------

Liabilities and stockholders' equity
   Accounts payable                                  $ 22,810       $ 20,144
   Other current liabilities                           28,371         30,728
                                                     --------       --------
     Total current liabilities                         51,181         50,872
   Non-current liabilities                              3,944          1,669
   Stockholders' equity                               437,207        435,496
                                                     --------       --------
      Total liabilities & stockholders'              $492,332       $488,037
        equity                                       --------       --------



(1) Total cash and marketable securities equaled $214.7 million and $219.1 million at September 30, 2007 and December 31, 2006, respectively.